Exhibit 10.79

Form of Agreement for grant of Restricted Stock Units (Time-Based vesting)

INDUS REALTY TRUST, INC.

RESTRICTED STOCK UNIT GRANT NOTICE

(TIME-BASED VESTING)

INDUS Realty Trust, Inc., a Maryland corporation (the “Company”) pursuant to the INDUS Realty Trust, Inc. and INDUS Realty Trust LLC 2020 Incentive Award Plan (as may be amended from time to time, the “Plan”), hereby grants to the individual listed below (the “Participant”), an award of Restricted Stock Units (“RSUs”).  Each RSU represents the right to receive, in accordance with this Grant Notice and the Restricted Stock Unit Agreement attached hereto as Appendix A (together, the “Agreement”), one share of Common Stock upon vesting. This award of RSUs is subject to all of the terms and conditions set forth herein, in the Agreement, and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

Participant:
Grant Date:
Total Number of RSUs:
Vesting Commencement Date:
Vesting Schedule

By his or her signature below, the Participant agrees to be bound by the terms and conditions of the Plan and this Agreement.  The Participant has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement and the Plan.  The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan and this Agreement.

INDUS REALTY TRUST, INC.:	PARTICIPANT:
By:
Print Name:
Title:

A-1

APPENDIX A

TO RESTRICTED STOCK UNIT GRANT NOTICE

RESTRICTED STOCK UNIT AGREEMENT

1. Grant. Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) to which this Restricted Stock Unit Agreement (this “Agreement”) is attached, INDUS Realty Trust, Inc., a Maryland corporation (the “Company”), has granted to the individual set forth in the Grant Notice (the “Participant”) that number of RSUs set forth in the Grant Notice under the INDUS Realty Trust, Inc. and INDUS Realty Trust LLC 2020 Incentive Award Plan, as may be amended from time to time (the “Plan”), subject to all of the terms and conditions contained in this Agreement, the Grant Notice and the Plan (including, without limitation, Section 12.7 of the Plan).  All capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Plan and the Grant Notice unless the context clearly indicates otherwise.  Notwithstanding anything to the contrary anywhere else in this Agreement, this grant of RSUs is subject to the terms and provisions of the Plan, which is incorporated herein by reference and which shall control in the event of any inconsistency between this Agreement and the Plan.
2.RSUs. The Company shall deliver one share of Common Stock with respect to each RSU that vests in accordance with Section 4.  Unless and until an RSU vests, the Participant will have no right to settlement in respect of any such RSU.  Prior to actual settlement in respect of any vested RSU, such RSU will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
3.Dividend Equivalent Rights.
(a)Each RSU granted hereunder is hereby granted in tandem with a corresponding Dividend Equivalent right. Such Dividend Equivalent right shall entitle the Participant to a hypothetical bookkeeping account (established and maintained for purposes of tracking the RSUs and any additional RSUs credited to such account in respect of Dividend Equivalent rights in accordance with this Section 3 (the “Account”)) that is credited upon the Company’s payment of dividends if the Dividend Equivalent right is or was outstanding on the applicable record date. Subject to Section 3(c) below, when such dividends are so declared, the following shall occur:
(i)on the date that the Company pays a cash dividend in respect of outstanding shares of Common Stock, the Company shall credit the Participant’s Account with a number of full and fractional RSUs equal to the quotient of (A) the total number of RSUs credited to the Account but not yet distributed (including any RSUs granted hereunder and any additional RSUs credited with respect to Dividend Equivalent rights), multiplied by the per share dollar amount of such dividend, divided by (B) the Fair Market Value of a share of Common Stock on the date such dividend is paid; or
(ii)on the date that the Company pays a Share dividend in respect of outstanding shares of Common Stock, the Company shall credit the Participant’s Account with a number of full and fractional RSUs equal to the product of (A) the total number of RSUs credited to the Account but not yet distributed (including any RSUs granted hereunder and any additional RSUs credited with respect to Dividend Equivalent rights), multiplied by (B) the number of shares of Common Stock distributed with respect to such dividend per Share; or

(iii)on the date that the Company pays any other type of distribution in respect of outstanding shares of Common Stock, the Company shall credit the Participant’s Account in an equitable manner based on the total number of RSUs held in the Account, as determined in the sole discretion of the Administrator.
(b)To the extent that any additional RSUs are credited to the Participant’s Account in respect of the Participant’s Dividend Equivalent rights, such additional RSUs shall be subject to the same vesting terms as the original RSUs to which they relate (e.g., additional RSUs credited in respect of RSUs will be subject to the same vesting requirements as the underlying RSUs) and shall also carry corresponding Dividend Equivalent rights.
(c)Dividend Equivalent rights shall remain outstanding from the Grant Date (or later date of grant of such Dividend Equivalent right in connection with the Company’s payment of a dividend) through the earlier to occur of (i) the termination or forfeiture for any reason of the RSU to which such Dividend Equivalent right corresponds or (ii) the delivery to the Participant of payment for the RSU (in accordance with Section 5 below) to which such Dividend Equivalent right corresponds. For the avoidance of doubt, if a Dividend Equivalent right terminates after the applicable record date for a Company dividend (other than due to the termination or forfeiture of the RSU to which such Dividend Equivalent right corresponds) and prior to the corresponding payment date thereof, the Participant shall still be entitled to payment of the Dividend Equivalent right amount determined in accordance with this Section 3, if and when the Company pays the underlying dividend; provided, however, that, unless otherwise provided by the Administrator, such Dividend Equivalent right amount shall be made in cash (rather than RSUs to be paid in Shares).
(d)Dividend Equivalent rights and any amounts that may become distributable in respect thereof shall be treated separately from the RSUs and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A.
4.Vesting.
(a)Subject to Section 4(b) below, the RSUs shall vest in accordance with the vesting schedule set forth in the Grant Notice.
(b)Notwithstanding the foregoing, in the event the Participant experiences a Termination of Service for any reason, all RSUs that have not vested on or prior to the date of such termination shall be forfeited by the Participant as of the date of such termination without any payment of consideration therefor and the Participant shall have no further right to or interest in such RSUs, unless otherwise determined by the Administrator or required under a binding, written agreement with the Company.
5.Distribution.
(a)Distribution Date. Subject to Sections 9 and 15 below, payment with respect to RSUs issued under this Agreement (including any RSUs issued in respect of Dividend Equivalent rights) shall, to the extent vested, be paid to the Participant on or within sixty (60) days following the applicable Vesting Date (any such date, a “Distribution Date”).
(b)Distribution Payments. All distributions upon payment of the RSUs shall be made by the Company in the form of whole shares of Common Stock, and to the extent that any fractional RSUs become payable on a Distribution Date, such fractional RSUs shall be paid in cash.
(c)Distribution Timing. The time of distribution of the RSUs under this Agreement may not be changed except as may be permitted by the Administrator in accordance with the Plan and Section 409A and the applicable Treasury Regulations promulgated thereunder.
6.Tax Withholding. The Company, the Partnership and their Affiliates shall have the authority and the right to deduct or withhold, or to require the Participant or beneficiary to remit to the Company or the applicable Subsidiary, an amount sufficient to satisfy federal, state, local and foreign taxes (including without limitation any income and employment tax obligations) required by law to be withheld with respect to any taxable event arising in connection with the RSUs, the Dividend Equivalent rights and/or shares of Common Stock. The Company shall not be obligated to deliver shares of Common Stock (whether in book entry or certificated form) to the Participant or the Participant’s legal representative unless the Participant shall have paid or otherwise satisfied in full the amount of all federal, state and local withholding taxes applicable to the taxable income of the Participant arising in connection with the RSUs, the Dividend Equivalents and/or the shares of Common Stock in accordance with this Agreement and the Plan. The Administrator hereby permits the Participant to elect to satisfy the withholding obligation through the Company’s, the Partnership’s and their Affiliates’ surrender of Shares otherwise issuable under the Award in accordance with Section 10.2 of the Plan.
7.Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any shares of Common Stock deliverable hereunder unless and until certificates representing such shares of Common Stock will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant or any person claiming under or through the Participant.
8.Non-Transferability. Neither the RSUs or Dividend Equivalent rights nor any interest or right therein or part thereof shall be transferred, assigned, pledged or hypothecated by the Participant in any way in favor of any party other than the Company or a Subsidiary (whether by operation of law or otherwise) and shall not be subjected to any lien, obligation or liability of the Participant to any party other than the Company, the Partnership or an Affiliate, other than by the laws of descent and distribution. Upon any attempt by the Participant to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale by the Participant under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby shall immediately become null and void. Further, without limiting the foregoing, the RSUs and Common Stock issuable with respect thereto shall be subject to any ownership, transfer or other restrictions set forth in the Organizational Documents, as amended and supplemented from time to time.
9.Distribution of Shares. Without limiting Section 6 hereof or Section 10.4 of the Plan, Shares issued as payment for the RSUs shall be issued upon the fulfillment of all of the following conditions:
(a)The admission of such Shares to listing on all stock exchanges on which such class of Common Stock is then listed;
(b)The completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c)The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and
(d)The lapse of such reasonable period of time as the Administrator may from time to time establish for reasons of administrative convenience.

In the event that the Company delays a distribution or payment in settlement of RSUs because it reasonably determines that the issuance of Shares of Common Stock in settlement of RSUs will violate federal securities laws or other applicable law, such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii).  The Company shall not delay any payment if such delay will result in a violation of Section 409A.

10.No Right to Continued Service. Nothing in the Plan or in this Agreement shall confer upon the Participant any right to continue as an Employee, Consultant, member of the Board, or other service provider of the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company or any Subsidiary, which are hereby expressly reserved, to discharge the Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Participant and the Company, the Partnership or any Affiliate.
11.Severability. In the event that any provision in this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement, which shall remain in full force and effect.
12.Tax Consultation. The Participant understands that he or she may suffer adverse tax consequences in connection with the RSUs and Dividend Equivalent rights granted pursuant to this Agreement. The Participant represents that the Participant has consulted with any tax consultants that he or she deems advisable in connection with the RSUs and the Dividend Equivalent rights and that the Participant is not relying on the Company for tax advice.
13.Amendment. The Participant acknowledges that the RSUs and Dividend Equivalent rights are subject to modification and termination in certain events as provided in this Agreement and Section 10.7 of the Plan.
14.No Effect on Service Provider Status.  Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as a Director, Employee or Consultant of the Company or any parent or subsidiary thereof, or shall interfere with or restrict in any way the rights of the Company or any parent or subsidiary thereof, which rights are hereby expressly reserved, to discharge the Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Participant and the Company or any parent or subsidiary thereof.
15.Code Section 409A. To the extent the RSUs under this Agreement is subject to Section 409A, and such RSUs are payable on account of the Participant’s Termination of Service, then (a) such RSUs or amount shall only be paid to the extent such Termination of Service qualifies as a “separation from service” as defined in Section 409A, and (b) if such RSUs or amount is payable to a “specified employee” as defined in Section 409A then to the extent required in order to avoid a prohibited distribution under Section 409A, such RSUs shall not be payable prior to the earlier of (i) the expiration of the six-month period measured from the date of the Participant’s Termination of Service, or (ii) the date of the

Participant’s death.  To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan or this Agreement to the contrary, in the event that the Administrator determines that the RSUs may be subject to Section 409A, the Administrator may (but is not obligated to), without the Participant’s consent, adopt such amendments to the Plan and the applicable Program and this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (i) exempt the RSUs from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the RSUs, or (ii) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A. The Company makes no representations or warranties as to the tax treatment of the RSUs under Section 409A or otherwise.  The Company shall have no obligation under this Section 15, Section 12.12 of the Plan or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to the RSUs and shall have no liability to the Participant or any other person if the RSUs are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.
16.Claw-back. The Participant agrees that the RSUs (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt of the RSUs or upon the receipt or resale of any Shares and any payments of a portion of an incentive-based bonus pool allocated to the Participant) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, whether or not such claw-back policy was in place on the Grant Date, to the extent set forth in such claw-back policy.
17.Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, as well as all applicable state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
18.Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Chief Financial Officer of the Company at the Company’s office in Bloomfield, Connecticut, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address (physical or electronic) reflected on the Company’s records. Any notice shall be deemed duly given when sent by reputable overnight courier or by certified mail (return receipt requested) through the United States Postal Service.
19.Entire Agreement. The Plan and this Agreement (including all exhibits and appendices hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.
20.Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer contained herein and in the Plan, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

21.Governing Law. The laws of the State of Maryland shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
22.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.